Exhibit 99.3
BARR PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
As of and for the Twelve-Month Period Ended June 30, 2006
(in thousands, except per share data, unless otherwise noted)
The following unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations have been derived by applying pro forma adjustments to the combined historical US GAAP financial statements of Barr Pharmaceuticals, Inc. (“Barr” or the “Company”) and PLIVA d.d. (“PLIVA”). The unaudited pro forma condensed combined financial statements give effect to the following transactions as if they occurred on July 1, 2005 for the pro forma statement of operations and as if they occurred on June 30, 2006 for the pro forma balance sheet:
•	the acquisition by Barr of approximately 96.7% of the outstanding common shares of PLIVA (the “Acquisition”) for aggregate cash consideration of $2,480,426, including estimated direct transaction related expenses of approximately $21,922; and

•	the financing of the Acquisition with the aggregate proceeds received from borrowings under a five-year term credit facility ($2,000,000) and borrowings under the 364-day term facility ($416,000) (the “Financing”).
The Acquisition will be accounted for using the purchase method of accounting. Under this method, the purchase price for the 96.7% ownership in PLIVA was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the Acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired (including both tangible and identifiable intangible assets) is allocated to goodwill.
The allocation of purchase price for acquisitions requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The Company’s process for estimating the fair values of in-process research and development, identifiable intangible assets and certain tangible assets is very complex and requires significant estimates and assumptions including, but not limited to: determining the timing and estimated costs to complete the in-process projects, projecting regulatory approvals, estimating future cash flows, and developing appropriate discount rates. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be significant. The final valuation is expected to be completed as soon as practicable but no later than 12 months after the consummation of the acquisition.
The historical US GAAP PLIVA statement of operations and balance sheet information included in the unaudited pro forma condensed combined financial statements reflects PLIVA’s unaudited International Financial Reporting Standards (“IFRS”) results of operations and balance sheet converted to US GAAP as of and for the twelve-month period ended June 30, 2006. The results of operations were derived by combining the results of operations of PLIVA for the six-month period ended June 30, 2006 with the results of operations of PLIVA for the year ended December 31, 2005 and subtracting the results of operations of PLIVA for the six-month period ended June 30, 2005. A reconciliation of consolidated net income and consolidated shareholders equity between US GAAP and IFRS as of and for the six months ended June 30, 2006 and the year ended December 31, 2005 has been included in a note to the PLIVA historical financial statements included elsewhere in this Current Report on Form 8-K/A.
The unaudited pro forma condensed combined financial statements are presented for informational purposes only. They do not purport to present what our results of operations or financial condition would have been had these transactions actually occurred on the dates indicated, nor do they purport to represent our results of operations for any future period or our financial condition for any future date. Furthermore, no effect has been given in the unaudited pro forma condensed combined statement of operations for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 and the PLIVA d.d. audited IFRS financial statements included elsewhere in this Current Report on Form 8-K/A.

BARR PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2006

		US GAAP
		Historical	Pro Forma			Condensed
	Historical	PLIVA	Adjustments			Combined
(in thousands of US Dollars)	Barr	(Note 2)	(Note 3)			Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$24,422	$211,314	$(30,615)	(a	)	$205,121
Marketable securities	577,482	1,973	(64,426)	(a	)	515,029
Accounts receivable, net	226,026	337,496	—			563,522
Other receivables	50,235	36,832	—			87,067
Inventories, net	134,266	227,637	60,896	(b	)	422,799
Assets held for sale	—	—	4,869	(c	)	4,869
Deferred income taxes	25,680	(343)	10,759	(e	)	36,096
Prepaid expenses and other	70,871	8,114	—			78,985

Total current assets	1,108,982	823,023	(18,517)			1,913,488

Property, plant and equipment	275,960	531,139	305,161	(d	)	1,112,260
Deferred income taxes	30,204	35,314	87,393	(e	)	152,911
Marketable securities	18,132	11,221	—			29,353
Other intangible assets	417,258	75,205	1,001,355	(f	)	1,493,818
Goodwill	47,920	154,180	(126,481)	(g	)	75,619
Other assets	22,963	4,454	43,186	(h	)	70,603
In-process research & development	—	—	424,532	(i	)	—
			(424,532)	(i	)

Total assets	$1,921,419	$1,634,536	$1,292,097			$4,848,052

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$69,954	$66,935	$—			$136,889
Accrued liabilities	99,213	168,340	63,602	(j	)	331,155
Current portion of long-term debt	8,816	40,958	416,000	(k	)	465,774
Income taxes payable	9,336	6,055	—			15,391

Total current liabilities	187,319	282,288	479,602			949,209

Long-term debt and capital leases	7,431	172,749	2,000,000	(k	)	2,180,180
Deferred tax liabilities	—	1,698	350,004	(e	)	351,702
Other non-current liabilities	35,713	50,266	(25,775)	(l	)	60,204

Total liabilities	230,463	507,001	2,803,831			3,541,295

Minority interest	—	5,093	35,240	(m	)	40,333

Shareholders’ equity:
Common stock	1,092	359,862	(359,862)	(n	)	1,092
Additional paid-in capital	574,785	38,202	(38,202)	(n	)	574,785
Retained earnings	1,216,146	650,276	(650,276)	(n	)	791,614

			(424,532)	(i	)
Accumulated other comprehensive income / (loss)	(377)	62,554	(62,554)	(n	)	(377)
Legal and other reserves	—	23,816	(23,816)	(n	)	—
Less: treasury shares at cost	(100,690)	(12,268)	12,268	(n	)	(100,690)

Total shareholders’ equity	1,690,956	1,122,442	(1,546,974)			1,266,424

Total liabilities, minority interest and shareholders’ equity	$1,921,419	$1,634,536	$1,292,097			$4,848,052

BARR PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Twelve-Month Period Ended June 30, 2006

		US GAAP
		Historical	Pro Forma			Condensed
	Historical	PLIVA	Adjustments			Combined Pro
(in thousands of US Dollars, except share and per share data)	Barr (Note 1)	(Note 2)	(Note 3)			Forma
Revenues:
Product sales	$1,168,678	$961,816	$(18,051)	(o	)	$2,112,443
Alliance, development and other revenue	145,787	95,553	(1,105)	(p	)	240,235

Total revenues	1,314,465	1,057,369	(19,156)			2,352,678

Costs and expenses:
Cost of sales	352,118	514,206	8,149	(q	)	866,352

			(8,121)	(o	)
Selling, general and administrative	334,771	356,782	80,754	(r	)	777,731

			5,424	(s	)
Research and development	140,158	107,767	—	(i	)	247,925

Operating income	487,418	78,614	(105,362)			460,670

Interest income	18,851	8,873	(5,417)	(t	)	22,307
Interest expense	489	18,202	158,418	(u	)	177,109
Other income (expense), net	17,168	(5,642)	—			11,526

Earnings from continuing operations before income taxes and minority interest	522,948	63,643	(269,197)			317,394

Income tax expense (benefit)	186,471	(3,091)	(86,520)	(v	)	96,860

Minority interest in earnings from continuing operations	—	86	1,576	(w	)	1,662

Earnings from continuing operations	$336,477	$66,648	$(184,253)			$218,872

Earnings from continuing operations per share:
Basic	$3.20					$2.08
Diluted	$3.12					$2.03

Weighted average shares outstanding (in thousands):
Basic	105,129					105,129
Diluted	107,798					107,798

BARR PHARMACEUTICALS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except per share data, unless otherwise noted)
NOTE 1– DESCRIPTION OF THE ACQUISITION AND BASIS OF PRESENTATION
On October 24, 2006, Barr Pharmaceuticals, Inc. (“Barr”) completed its acquisition of 96.4% of the outstanding common shares of PLIVA d.d., a company incorporated and domiciled in Croatia, pursuant to a cash tender offer with an offer price of HRK 820 per share for all shares tendered during the period. Since October 24, 2006, Barr has acquired an additional 0.3% of PLIVA common shares. Barr expects to purchase the remaining 3.3% of outstanding common shares of PLIVA at a price of no more than HRK 820 per share, under the provisions of Croatian law, within six months of the date of the Acquisition. The unaudited pro forma combined financial statements reflect Barr’s current ownership percentage of 96.7% as of December 31, 2006, which includes the shares purchased subsequent to October 24, 2006. The total purchase price of approximately $2,480,426 includes transaction costs of approximately $21,922. Of the total purchase price, $2,000,000 was financed with proceeds received from borrowings under a five-year term credit facility and $416,000 from borrowings under a 364-day term facility. The remaining $64,000 was paid with cash on-hand.
The Acquisition will be accounted for under US GAAP using the purchase method of accounting. Under this method, the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the Acquisition date. A pro rata allocation of the fair values of the assets acquired and liabilities assumed was made to the 96.7% ownership of PLIVA, by Barr. The remaining minority interest portion of PLIVA not acquired by Barr of approximately 3.3%, has been recorded in the unaudited pro forma condensed combined balance sheet based on the historical carrying amounts of PLIVA. Any excess of the purchase price over the estimated fair value of the net assets acquired (including both tangible and identifiable intangible assets) is allocated to goodwill.
The allocation of purchase price for acquisitions requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase price for the 96.7% ownership in PLIVA was allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the Acquisition date. The Company’s process for estimating the fair values of in-process research and development, identifiable intangible assets and certain tangible assets is very complex and requires significant estimates and assumptions including but not limited to: determining the timing and estimated costs to complete the in-process projects, projecting regulatory approvals, estimating future cash flows, and developing appropriate discount rates. Accordingly, the fair value estimates are preliminary and will be adjusted upon final valuation. Such adjustments could be significant. The final valuation is expected to be completed as soon as practicable but no later than 12 months after the consummation of the Acquisition.
In connection with the Acquisition, Barr and PLIVA divested certain products subsequent to the consummation of the Acquisition. The estimated fair value of the PLIVA products divested, Custodiol and Nimodipine, of $5,000 has been reflected as an asset held for sale on the unaudited pro forma condensed combined balance sheet at 96.7% of its fair value plus the 3.3% minority interest share of the existing carrying value of the products, or $4,869. Barr also divested two products, Trazadone Hydrocholride and Tramterene, subsequent to the Acquisition. The sales and direct costs related to the divested Barr and PLIVA products have been excluded from the pro forma condensed combined statement of operations. Furthermore, in connection with the Acquisition, Barr is in the process of evaluating for disposal PLIVA’s non-core businesses and loss making operations in certain geographic regions.
The purchase price of the Acquisition was approximately $2,480,426.
Estimated purchase price:

(in thousands of US Dollars)
Cash consideration for 96.7% of common shares	$2,458,504
Estimated transaction costs	21,922

Estimated purchase price for 96.7% of common shares	$2,480,426

BARR PHARMACEUTICALS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)
(in thousands, except per share data, unless otherwise noted)
NOTE 1– DESCRIPTION OF THE ACQUISITION AND BASIS OF PRESENTATION (continued)
The allocation of the purchase price as of June 30, 2006 is summarized below:

	Allocation of	Add: 3.3%	PLIVA
	Purchase Price to	Minority	Adjusted Book
	Net Assets	Interest at book	Value of Net
(in thousands of US Dollars)	Acquired	value	Assets
Preliminary purchase price allocation as of June 30, 2006:
Current assets, excluding inventories and assets held for sale	$586,497	$19,648	$606,145
Inventories	281,021	7,512	288,533
Property, plant & equipment	818,772	17,528	836,300
Assets held for sale	4,835	34	4,869
In-process research & development (1)	424,532	—	424,532
Identifiable intangible assets (2)	1,074,113	2,448	1,076,561
Other non-current assets, including deferred tax assets	149,271	1,681	150,952
Goodwill	22,611	5,088	27,699
Current liabilities, excluding restructuring	(304,097)	(10,069)	(314,166)
Restructuring costs (3)	(30,677)	(1,047)	(31,724)
Deferred tax liabilities (4)	(351,646)	(56)	(351,702)
Other non-current liabilities, including long-term debt	(189,881)	(7,359)	(197,240)
Existing minority interest	(4,925)	4,925	—

	$2,480,426	$40,333	$2,520,759

(1)	The estimated fair value of the IPR&D was based on the use of a discounted cash flow model (based on an estimate of future sales, costs to complete, and expected profit margins for each project in development). For each project, the estimated after-tax cash flows (using applicable statutory tax rates ranging from 15-38% depending on the relevant jurisdiction) were then probability weighted to take account of the stage of completion and the risks surrounding the achievement of technological feasibility (which is measured by regulatory approval). The assumed tax rate is our estimate of the effective statutory tax rate for an acquisition of similar types of assets. These cash flows were then discounted to a present value using discount rates ranging from 14% to 25%. The amounts allocated to in-process research and development will be charged to the statement of operations in the period the acquisition is consummated. This amount is excluded from the pro forma condensed combined statement of operations as it is not expected to have a continuing impact on operations.

(2)	The allocation of the purchase price to intangible assets represents approximately 96.7% of the estimated fair value of the identifiable intangible assets and includes trade names, products and product rights, and other identifiable intangibles, with estimated useful lives approximating 10 years for the products and product rights and ranging from 5 to 7 years for the other identifiable intangible assets. The trade names have an indefinite life and are therefore not amortized, but are subject to impairment testing upon a triggering event. See pro forma adjustments note 3 (f) and (r) herein.

(3)	In connection with the Acquisition, Barr has identified certain restructuring costs relating to the restructuring of PLIVA’s US operations and the termination of certain PLIVA employees. The estimated costs have been recorded as an assumed liability in accordance with EITF 95-3, “Recognition of Liabilities in a Purchase Business Combination.”

(4)	The deferred income tax liability related to the purchase price basis adjustments (excluding in-process research and development, and goodwill) is calculated using statutory tax rates ranging from 15-38%, depending on the relevant tax jurisdiction, resulting in a blended tax rate of 24%.

BARR PHARMACEUTICALS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)
(in thousands, except per share data, unless otherwise noted)
NOTE 2 – HISTORICAL FINANCIAL STATEMENTS OF PLIVA D.D.
The historical financial statements of PLIVA d.d. as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, prepared in accordance with IFRS, are included elsewhere in this Current Report on Form 8-K/A. A reconciliation of consolidated net income and consolidated shareholders’ equity between US GAAP and IFRS as of and for each of the years ended December 31, 2005 and 2004 has been included as a note thereto.
The unaudited condensed consolidated financial statements of PLIVA d.d. for the six-month periods ended June 30, 2006 and 2005, prepared in accordance with IFRS, are included elsewhere in this Current Report on Form 8-K/A. A reconciliation of consolidated net income and consolidated shareholders’ equity between US GAAP and IFRS as of June 30, 2006 and for each of the six-month periods ended June 30, 2006 and 2005 has been included as a note thereto.
The US GAAP Historical PLIVA column in the unaudited condensed pro forma combined balance sheet is derived from the unaudited PLIVA IFRS balance sheet as of June 30, 2006 included elsewhere in this Current Report on Form 8-K/A, and adjusted for the following:
	US GAAP adjustments applied to the June 30, 2006 IFRS balance sheet

	Reclassification of certain accrued expenses allocated to accounts receivable, net
The US GAAP Historical PLIVA column in the unaudited condensed pro forma combined statement of operations reflects the unaudited IFRS results of operations of PLIVA for the twelve-month period ended June 30, 2006, which were derived by combining the results of operations of PLIVA for the six-month period ended June 30, 2006 with the results of operations of PLIVA for the year ended December 31, 2005 and subtracting the results of operations of PLIVA for the six-month period ended June 30, 2005 and adjusted for the following:
	US GAAP adjustments applied to the twelve months ended June 30, 2006 IFRS statement of operations

	Reclassifications related primarily to:
▪	Rebates and discounts reclassified from SG&A to net sales

▪	Certain other amounts reclassified to SG&A

▪	Intangible asset amortization reclassified from cost of sales to SG&A expense

▪	Certain business development expense reclassified from R&D to SG&A

▪	Certain costs included within SG&A reclassified to cost of sales
Barr is in the process of reviewing PLIVA’s accounting policies and financial statement classifications. As a result of that review, it may become necessary to make additional reclassifications to the consolidated financial statements on a prospective basis.
NOTE 3 – PRO FORMA ADJUSTMENTS
PRO FORMA BALANCE SHEET ADJUSTMENTS
(a) Reflects the following adjustment to cash and marketable securities:

As of June 30,
(in thousands of US Dollars)	2006
Proceeds from Financing	$2,416,000
Cash paid for PLIVA shares	(2,458,504)
Financing costs	(30,615)
Transaction costs	(21,922)

Total pro forma adjustment	$(95,041)

BARR PHARMACEUTICALS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)
(in thousands, except per share data, unless otherwise noted)
NOTE 3 – PRO FORMA ADJUSTMENTS (continued)
(b)	Reflects the adjustment of the historical PLIVA inventories to 96.7% of its estimated fair value, plus the 3.3% minority interest at its existing carrying value. Because this adjustment is directly attributed to the transaction and will not have a continuing impact, it is not reflected in the unaudited pro forma combined condensed statement of operations. However, this inventory adjustment will result in a charge included in cost of sales in the periods subsequent to the consummation of the transaction during which the related inventories are sold.
(c)	Reflects 96.7% of the allocated fair value of PLIVA’s exclusive rights of Custodiol and Nimodipine of $5,000, or $4,835, plus 3.3% of the existing carrying value, or $34, which has been reclassified from other intangible assets. These products were divested subsequent to the consummation of the Acquisition to meet regulatory approval requirements.
(d)	Reflects the adjustment to step-up the carrying values of the PLIVA property, plant and equipment to 96.7% of its estimated fair value, plus the remaining 3.3% minority interest at the existing carrying value of the PLIVA property, plant and equipment.
(e)	Reflects the recognition of the deferred income tax liability related to the purchase price basis adjustments (excluding goodwill and IPR&D) calculated using statutory tax rates ranging from 15-38%, depending on the relevant tax jurisdiction, resulting in a blended tax rate of 24% and a related recognition of historical deferred tax assets against this amount.
(f)	Reflects the portion of the purchase price allocated to PLIVA’s acquired intangible assets, less existing carrying value, as follows:

As of June 30,
(in thousands of US Dollars)	2006
Fair value of 96.7% of intangible assets:
Trade names	$83,075
Products and product rights	981,176
Other intangibles	9,862

1,074,113

Less reclass of minority interest share of the carrying value of assets held for sale (see note c)	(34)
Less 96.7% of carrying value of existing intangibles	(72,724)

Pro forma adjustment, net	$1,001,355

(g)	Reflects the elimination of historical PLIVA goodwill of $154,180 and the addition of goodwill from the purchase price allocation of $22,611, plus the $5,088 relating to the 3.3% minority interest at the existing carrying value of goodwill. Goodwill will be tested annually for impairment at the reporting unit level.
(h)	Reflects the capitalization of deferred financing costs of $30,615 associated with the Financing, plus 96.7% of the fair value of a milestone payment due from a third party under an out-license agreement.
(i)	Reflects the portion of the purchase price allocated to acquired in-process research and development projects that, as of the closing date of the Acquisition, will not have reached technological feasibility and have no alternative future use. The preliminary estimate of the fair value of acquired in-process research and development is $439,020 of which 96.7%, or $424,532, was allocated to the purchase price. Because this expense is directly attributable to the Acquisition and will not have a continuing impact, it is not reflected in the unaudited pro forma combined condensed statement of operations. However, this item will be recorded as an expense in the period that the Acquisition is completed.
(j)	Reflects the following liabilities recorded in connection with the Acquisition:

BARR PHARMACEUTICALS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)
(in thousands, except per share data, unless otherwise noted)
NOTE 3 – PRO FORMA ADJUSTMENTS (continued)

As of June 30,
(in thousands of US Dollars)	2006
Costs incurred in connection with the restructuring of PLIVA’s US operations and termination of certain employees in accordance with EITF 95-3 “Recognition of Liabilities in a Purchase Business Combination”	$31,724
Acceleration of PLIVA stock appreciation rights (SARs) in connection with the Acquisition, net of existing liability	22,836
Recognition of deferred tax liabilities related to asset step-up (see note e)	17,042
Reduction of the current portion of deferred revenues recording it at its fair value (see note l)	(8,000)

Pro forma adjustment, net	$63,602

(k)	Reflects the receipt and use of the proceeds from the Financing to finance the Acquisition. Reflects the net increase in long-term debt resulting from the new borrowings under the five-year term facility and the 364-day term facility of $2,000,000 and $416,000, respectively.
(l)	Reflects the reduction of 96.7% of deferred revenues or $26,424 related to recording this liability at fair value in accordance with EITF 01-03, “Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree,” less an increase of $649 to the pension obligation to adjust it to fair value. Included within the $26,424 deferred revenues is $3,868 of deferred revenues related to an upfront payment made to PLIVA from Barr in March 2005.
(m)	Reflects the following:

As of June 30,
(in thousands of US Dollars)	2006
Record 3.3% of the existing historical PLIVA net assets	$37,041
Minority interest share of restructuring liabilities (see note j)	(1,047)
Minority interest share of SARs acceleration (see note j)	(754)

Pro forma adjustment, net	$35,240

(n)	Reflects the elimination of all components of the historical equity of PLIVA.
PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS
(o)	Reflects the elimination of revenues and direct costs related to Barr and PLIVA products divested in connection with the Acquisition to meet regulatory approval requirements.
(p)	Reflects the following:

BARR PHARMACEUTICALS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)
(in thousands, except per share data, unless otherwise noted)
NOTE 3 – PRO FORMA ADJUSTMENTS (continued)

Twelve Months Ended
(in thousands of US Dollars)	June 30, 2006
Elimination of PLIVA revenues from Barr license agreement (1)	$(800)
Reduction of revenue associated with recording deferred revenues at fair value under EITF 01-03	(305)

Pro forma adjustment	$(1,105)

(1)	In March 2005, Barr and PLIVA entered into a licensing agreement whereby Barr made a $5,000 upfront payment to PLIVA. The amount received was recorded as deferred revenues in the PLIVA US GAAP financial statements. The $800 reflects the revenue recognized by PLIVA that will be eliminated in consolidation.
(q)	Reflects additional depreciation related to the fair value adjustment to depreciable property, plant and equipment ($162,989) depreciated over a weighted average useful life of approximately 20 years. The weighted average useful lives for buildings and equipment are approximately 28 years and 8 years, respectively. Included in cost of sales within the US GAAP Historical PLIVA column of the unaudited pro forma condensed combined statement of operations are impairment charges of $28,256 related to various PLIVA assets.
(r)	Reflects the amortization expense for identifiable intangible assets in connection with the Acquisition other than acquired IPR&D at their estimated fair values and the elimination of the existing intangible amortization of PLIVA. Barr’s policy is to amortize intangible assets based on sales over the expected life of the asset. For purposes of the unaudited pro forma adjustments, Barr has calculated amortization on the PLIVA intangible assets on a straight-line basis. The table below summarizes the fair values of identifiable intangible assets, which are amortized as follows:

	As of June 30, 2006
			Wtd Avg.	Estimated
	96.7% of		Useful	First Year
(in thousands of US Dollars)	Fair Value	Useful Life	Life	Amortization
Trade Names	$83,075	Indefinite		$—
Products and Product Rights	981,176	10 yrs	10 yrs	98,118
Other Intangibles	9,862	5 - 7 yrs	6 yrs	1,644

	$1,074,113			$99,762

Less 96.7% of historical amortization of intangibles				(19,008)

Pro forma adjustment, net				$80,754

(s)	Reflects the reduction of other income associated with recording the PLIVA liability for deferred income at its fair value in accordance with EITF 01-3, “Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree.”
(t)	Adjustment reflects the lower interest income due to the use of $95,041 of cash to fund the Acquisition. An interest rate of 5.7%, which represents Barr’s current weighted average interest rate, was used to estimate the reduction in interest income.

BARR PHARMACEUTICALS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)
(in thousands, except per share data, unless otherwise noted)
NOTE 3 – PRO FORMA ADJUSTMENTS (continued)
(u)	Reflects the increase in interest expense, including the amortization of financing fees of $10,438 from the aggregate proceeds received from borrowings under the five-year term facility ($2,000,000) and borrowings under the 364-day term facility ($416,000). The interest rate on the borrowings is 6.125% and is estimated based upon LIBOR + .75%. A change of 1/8% to the interest rate would impact interest expense and net income by $3,020 and $1,902 on a pre-tax and after-tax basis. The financing fees are being amortized using the effective interest method over the life of the related loan.
(v)	Reflects the recognition of the income tax consequences of the pro forma adjustments identified above. The adjustments have been tax effected at the appropriate local statutory tax rates.
(w)	Reflects the 3.3% minority interest share of the pro forma adjustments excluding those related to the fair value purchase accounting adjustments. The adjustment also includes the minority interest share of the historical earnings of PLIVA.